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                                                                    EXHIBIT 23.1


               CONSENT OF ORTNER POECH FORAMITTI RECHTSANWAELTE GmbH

We hereby consent to the use of our name under the headings "DESCRIPTION OF GUARANTEED DEBT SECURITIES - Governing Law", "CERTAIN TAX CONSIDERATIONS - Austrian Taxation", "LEGAL OPINIONS" and on page 3 of the Prospectus included in this Registration Statement.

Date: May 15, 2003

                                                     ORTNER POECH FORAMITTI
                                                     RECHTSANWAELTE GmbH

                                                     /s/ Dr. Peter Poech
                                                     --------------------
                                                     Dr. Peter Poech